EXHIBIT 32
CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
RULE 13a-14(b) OR 15d-14(b) AND
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Ascend Wellness Holdings, Inc. (the “Company”) for the quarter ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Frank Perullo, Interim Co-Chief Executive Officer, President and Co-Founder of the Company, and Daniel Neville, Interim Co-Chief Executive Officer and Chief Financial Officer of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:
(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 10, 2023	/s/ Frank Perullo
Frank Perullo
Interim Co-Chief Executive Officer, President and Co-Founder (Interim Co-Principal Executive Officer)

May 10, 2023	/s/ Daniel Neville
Daniel Neville
Interim Co-Chief Executive Officer (Interim Co-Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer)